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CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock	4,000,000 shares	$39.10	$156,400,000	$11,151.32

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-171025

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 7, 2010)

4,000,000 Shares

Common Stock

The selling stockholders, which include certain of our executive officers and directors, identified in this prospectus supplement are offering 4,000,000 shares of our common stock in this offering. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol "PPO". The last reported sale price of our common stock on December 7, 2010 was $40.99 per share.

Investing in our common stock involves a high degree of risk. See "Risk Factors" on page S-3 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus carefully before you make your investment decision.

	Per Share	Total
Price to the public	$39.10	$156,400,000
Underwriting discounts and commissions	$0.59	$2,360,000
Proceeds to the selling stockholders (before expenses)	$38.51	$154,040,000

Neither the Securities and Exchange Commission, state securities regulators, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Barclays Capital expects to deliver the shares on or about December 13, 2010.

Barclays Capital

The date of this prospectus supplement is December 7, 2010.

        We, the selling stockholders and the underwriter have not authorized anyone to provide you with different information or to make representations as to matters not stated or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus required to be filed with the Securities and Exchange Commission, or SEC. You must not rely on unauthorized information. This prospectus supplement and the accompanying prospectus may be used only where it is legal to sell these securities. The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is only accurate on the respective dates of such documents.

        References to "fiscal year" in this prospectus supplement mean the 52 or 53 week period ending on the Saturday that is closest to December 31. The fiscal year ended January 2, 2010, or "fiscal 2009," included 52 weeks.

        In this prospectus supplement, the words "Polypore," the "Company," "we," "us" and "our" refer to Polypore International, Inc. together with its subsidiaries unless otherwise indicated or the context otherwise requires and "Polypore International" refers to Polypore International, Inc. without its subsidiaries unless the context indicates otherwise.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is comprised of two parts. The first part is this prospectus supplement, which describes the terms of the offering of the shares of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein and therein by reference, on the other hand, you should rely on the information in this prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations and business. We have identified some of these forward-looking statements with words like "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Many factors mentioned in our discussion in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the risks outlined under "Risk Factors," will be important in determining future results. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties including the following, among other things:

  •
  the highly competitive nature of the markets in which we sell our products;

  •
  the failure to continue to develop innovative products;

  •
  the loss of our customers;

  •
  the vertical integration by our customers of the production of our products into their own manufacturing process;

  •
  increases in prices for raw materials or the loss of key supplier contracts;

  •
  our substantial indebtedness;

  •
  interest rate risk related to our variable rate indebtedness;

  •
  our inability to generate cash;

  •
  restrictions related to our senior secured credit facilities;

  •
  employee slowdowns, strikes or similar actions;

  •
  product liability claims exposure;

  •
  risks in connection with our operations outside the United States;

S-ii

  •
  the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under environmental laws;

  •
  the failure to protect our intellectual property;

  •
  the loss of senior management;

  •
  the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions;

  •
  the failure to effectively integrate newly acquired operations;

  •
  the absence of expected returns from the amount of intangible assets we have recorded;

  •
  the adverse impact from legal proceedings on our financial condition;

  •
  natural disasters, epidemics, terrorist acts and other events beyond our control; and

  •
  economic uncertainty and the recent crisis in global credit and financial markets.

Because our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements, we cannot give any assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. We do not undertake any obligation to update these forward-looking statements or the factors set forth in "Risk Factors" to reflect new information, future events or otherwise, except as may be required under federal securities laws.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully before making an investment decision, especially the risks of investing in our common stock discussed under "Risk Factors" herein and therein and the consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein and therein.

Polypore International, Inc.

        We are a leading global high technology filtration company that develops, manufactures and markets specialized microporous membranes used in separation and filtration processes. The microporous membranes we produce are highly engineered polymeric structures that contain millions of pores per square inch, enabling the management of ions, gases and particles that range in size from the cellular to the nano or molecular level.

        Our products and technologies are used in two primary segments: energy storage and separations media. The energy storage segment accounted for approximately 71% of our fiscal 2009 net sales. The separations media segment accounted for approximately 29% of our fiscal 2009 net sales. We serve a diverse set of customers globally with strategically located manufacturing facilities in North America, Europe and Asia. In fiscal 2009, we generated total net sales of $516.9 million and a net loss of $117.3 million, and, for the nine months ended October 2, 2010, we generated total net sales of $447.1 million and net income of $45.9 million.

        Our principal executive offices are located at 11430 North Community House Road, Suite 350, Charlotte, North Carolina 28277, and our telephone number at that address is (704) 587-8409. Our website address is www.polypore.net. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement and the accompanying prospectus.

THE OFFERING

Common stock offered by the selling stockholders in this offering	4,000,000 shares
Use of proceeds
We will not receive any proceeds from the sale of our common stock by the selling stockholders. Any proceeds received by us in connection with the exercise of options to purchase shares of our common stock by the selling stockholders in connection with this offering will be used to pay transaction expenses and for general corporate purposes.
New York Stock Exchange symbol	PPO
Risk factors
Please read the section entitled "Risk Factors" on page S-3 of this prospectus supplement and in the documents incorporated by reference for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

        Investing in shares of our common stock involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider the risk factors incorporated by reference in this prospectus supplement, including in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended January 2, 2010, as well as other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow, in which case, the trading price of our shares of common stock would decline and you could lose all or part of your investment.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of our common stock by the selling stockholders. Any proceeds received by us in connection with the exercise of options to purchase shares of our common stock by the selling stockholders in connection with this offering will be used to pay transaction expenses and for general corporate purposes.

 PRICE RANGE OF OUR COMMON STOCK AND DIVIDENDS

        Our common stock is listed for trading on the New York Stock Exchange, or the NYSE, under the symbol "PPO". The following table sets forth the quarterly high and low sales prices of our common stock on the NYSE for the periods indicated and dividends during such periods:

	High	Low
Year ended December 31, 2008:
First Quarter	$22.33	$15.01
Second Quarter	$27.24	$19.90
Third Quarter	$29.26	$17.27
Fourth Quarter	$23.67	$3.59
Year ended December 31, 2009:
First Quarter	$10.08	$2.38
Second Quarter	$11.98	$4.93
Third Quarter	$13.69	$9.16
Fourth Quarter	$14.10	$10.17
Year ended December 31, 2010:
First Quarter	$18.79	$11.50
Second Quarter	$25.10	$16.70
Third Quarter	$31.04	$22.39
Fourth Quarter (through December 7, 2010)	$42.95	$29.33

        On December 7, 2010, the closing sale price of our common stock as reported on the NYSE was $40.99 per share, and we had approximately 18 holders of record of our common stock.

Dividend Policy

        We did not declare or pay any dividends on our common stock in fiscal 2009 or fiscal 2008, and we have not declared or paid, nor do we expect to declare or pay, any such dividends in fiscal 2010. The indenture relating to our 7.5% senior notes due 2017 and our senior secured credit facility restrict or limit our ability to, among other things, declare dividends and make payments on or redeem or repurchase capital stock.

SELLING STOCKHOLDERS

        The following table presents certain information regarding the beneficial ownership of our common stock outstanding as of December 7, 2010 to be sold in this offering by the selling stockholders. The number of shares of common stock outstanding and the percentages of beneficial ownership of each person included in the column entitled "Shares Beneficially Owned Prior to this Offering" are based on 44,551,881 shares of common stock being outstanding (which is the number of shares outstanding as of December 3, 2010) and in the column entitled "Shares Beneficially Owned After this Offering" are based on 45,390,543 shares of common stock being outstanding, after giving effect to the exercise of stock options by certain of the selling stockholders in this offering.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In all cases, the number of shares outstanding used in calculating the percentage of beneficial ownership for each person listed below includes the shares underlying options held by such person that are exercisable within 60 days of December 7, 2010, but excludes shares underlying options held by any other person.

        Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. Unless otherwise indicated, the principal address for each of the stockholders is c/o Polypore International, Inc., 11430 North Community House Road, Suite 350, Charlotte, NC 28277.

        Please see the "Certain Relationships" section of the Registration Statement on Form S-1 filed by us on May 15, 2008, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, for a description of material relationships between us and Warburg Pincus.

	Shares Beneficially Owned Prior to this Offering				Shares Beneficially Owned After this Offering
				Shares Being Sold in the Offering
Name of Selling Stockholder	Number		Percentage		Number	Percentage
Warburg Pincus Private Equity VIII, L.P.	14,040,979	(1)	31.5%	1,515,648	12,525,331	27.6%
Warburg Pincus International Partners, L.P.	14,166,521	(1)	31.8%	1,641,190	12,525,331	27.6%
Toth, Robert B. President, Chief Executive Officer and Director	859,901	(2)	1.9%	360,000	499,901	1.1%
Amos, Lynn Chief Financial Officer, Treasurer and Secretary	193,726	(3)	*	100,000	93,726	*
Sauer, Josef Vice President and General Manager, Separations Media	188,974	(4)	*	83,000	105,974	*
Pulwer, Mitchell J. Vice President and General Manager, Energy Storage—Electronics	188,974	(5)	*	55,000	133,974	*
Hauswald, Pierre Vice President and General Manager, Energy Storage—Transportation and Industrial	181,487	(6)	*	100,000	81,487	*
O'Malley, John Senior Vice President, Human Resources	126,272	(7)	*	46,272	80,000	*
Bryson, Phillip General Counsel	102,724	(8)	*	79,390	23,334	*
Flynn, Frederick C., Jr. Director	20,129		*	4,500	15,629	*
Howley, W. Nicholas Director	45,814(9)		*	15,000	30,814	*

*
Percentages less than one percent are denoted by an asterisk.

(1)
Warburg Pincus Private Equity VIII, L.P. is the direct record holder of 3,600,321 shares of Polypore common stock, and Warburg Pincus International Partners, L.P. is the direct record holder of 3,725,863 shares of Polypore common stock. By virtue of their position as the managing members of PP Holding LLC, they each are deemed to be the beneficial owner of an additional 10,440,658 shares of common stock of which PP Holding, LLC is the direct record holder. Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P. own approximately 99% of PP Holding, LLC.

The sole general partner of Warburg Pincus Private Equity VIII, L.P. and of Warburg Pincus

  International Partners, L.P. is Warburg Pincus Partners, LLC. Warburg Pincus & Co. is the managing member of Warburg Pincus Partners, LLC. Warburg Pincus LLC manages Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of Warburg Pincus and Co-Presidents and Managing Members of Warburg Pincus LLC. Mr. Kaye and Mr. Landy may be deemed to control Warburg Pincus. Each of Warburg Pincus & Co., Warburg Pincus Partners LLC, Warburg Pincus LLC, Mr. Kaye and Mr. Landy disclaim beneficial ownership of the common stock except to the extent of any indirect pecuniary interest therein. The address for each of Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P. is c/o Warburg Pincus & Co., 450 Lexington Avenue, New York, New York 10017.

(2)
Includes 10,100 shares of common stock held by the Robert B. Toth Revocable Trust and 849,801 shares of common stock subject to options, exercisable within 60 days of December 7, 2010.

(3)
Includes 193,726 shares of common stock subject to options, exercisable within 60 days of December 7, 2010.

(4)
Consists of 188,974 shares of common stock subject to options, exercisable within 60 days of December 7, 2010.

(5)
Consists of 188,974 shares of common stock subject to options, exercisable within 60 days of December 7, 2010.

(6)
Consists of 181,487 shares of common stock subject to options, exercisable within 60 days of December 7, 2010.

(7)
Consists of 126,272 shares of common stock subject to options, exercisable within 60 days of December 7, 2010.

(8)
Consists of 102,724 shares of common stock subject to options, exercisable within 60 days of December 7, 2010.

(9)
Includes 43,583 shares of common stock subject to options, exercisable within 60 days of December 7, 2010.

MATERIAL UNITED STATES TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

        The following discussion is a summary of the material United States federal income tax consequences generally applicable to non-United States holders (as defined below) of the acquisition, ownership and disposition of our common stock to be sold pursuant to this offering. This discussion is not a complete analysis of all the potential United States federal income tax consequences relating thereto, nor does it address any tax consequences arising under any state, local or non-United States tax laws or any other United States federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder ("Treasury Regulations"), judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the "IRS"), all as in effect as of the date of this offering. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that any such contrary position would not be sustained by a court.

        This discussion is limited to non-United States holders who purchase our common stock to be sold pursuant to this offering and who hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all United States federal income tax considerations that may be relevant to a particular holder in light of that holder's particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income tax laws, including, without limitation, financial institutions, insurance companies, tax-exempt organizations, former United States citizens or residents, partnerships and other pass-through entities or "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid United States federal income tax. Moreover, this discussion does not consider special tax rules that may apply to a non-United States holder that holds our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment.

        PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR NON-UNITED STATES TAX LAWS AND ANY OTHER UNITED STATES FEDERAL TAX LAWS.

        For purposes of this discussion, a non-United States holder is any beneficial owner of our common stock that is a "non-United States person" for United States federal income tax purposes. A non-United States person is any of the following:

  •
  a non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates,

  •
  a foreign corporation or

  •
  a foreign estate or trust.

        A non-United States holder does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of common stock.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, such partners are urged to consult their tax advisors regarding the specific United States federal income tax consequences to them of being a partner in a partnership that holds our common stock.

Distributions on our Common Stock

        We do not intend to pay dividends on our common stock in the foreseeable future. However, in the event we do pay dividends on our common stock, any such dividends paid to a non-United States holder of common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-United States holder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty and satisfy any other applicable documentation requirements.

        The withholding tax does not apply to dividends paid to a non-United States holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-United States holder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to U.S. income tax on a net income basis as if the non-United States holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale or Disposition of our Common Stock

        A non-United States holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

  •
  the gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States (and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-United States holder in the United States); or

  •
  our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation, or USRPHC, during the relevant statutory period.

        Unless an applicable tax treaty provides otherwise, gain described in the first bullet point above generally will be subject to United States federal income tax on a net income basis in the same manner as if such holder were a United States person. A non-United States holder that is a corporation also may be subject to a branch profits tax at a 30% rate or such lower rate specified by an applicable tax treaty. Non-United States holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

        With respect to the second bullet point above, we believe that we are not currently and are not likely to become a USRPHC.

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of common stock. A non-United States holder may have to comply with certification procedures to establish that such holder is not a United States person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment will be allowed as a credit against a non-United States holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

Recent Legislation

        Recent legislation generally imposes a withholding tax of 30% on payments to certain foreign entities after December 31, 2012, of dividends on and the gross proceeds of dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements have been satisfied. Non-United States holders should consult their own tax advisers regarding the possible implications of this legislation on their ownership of our common stock.

UNDERWRITING

        Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, Barclays Capital Inc., as the underwriter in this offering, has agreed to purchase from the selling stockholders 4,000,000 shares of common stock.

        The underwriting agreement provides that the underwriter's obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

  •
  the obligation to purchase all of the shares of common stock offered hereby, if any of the shares are purchased;

  •
  the representations and warranties made by us to the underwriter are true;

  •
  there is no material change in our business or in the financial markets; and

  •
  we deliver customary closing documents to the underwriter.

Commissions and Expenses

        The following table summarizes the underwriting discounts and commissions the selling stockholders will pay to the underwriter. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to the selling stockholders for the shares.

Per share	$0.59
Total	$2,360,000

        The underwriter has advised the selling stockholders that it proposes to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $0.25 per share. After the offering, the underwriter may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

        The expenses of the offering that are payable by us are estimated to be $260,000 (excluding underwriting discounts and commissions).

Lock-Up Agreements

        We, all of our directors and executive officers and Warburg Pincus Private Equity VIII L.P. and Warburg Pincus International Partners L.P. have agreed that, subject to certain exceptions without the prior written consent of Barclays Capital Inc., we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement.

The 60-day restricted period described in the preceding paragraph will be extended if:

  •
  during the last 17 days of the 60-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

  •
  prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of material event.

        Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the common stock and other securities from lock-up agreements, Barclays Capital will consider, among other factors, the holder's reasons for requesting the release, the number of shares of common stock or other securities for which the release is being requested and market conditions at the time.

Indemnification

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

        The underwriter may engage in stabilizing transactions, covering transactions or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions.

        These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

        A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriter may agree with the selling stockholders to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

        Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter's website and any information contained in any other website maintained by the underwriter is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which the prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Stamp Taxes

        If you purchase shares of common stock offered in the prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of the prospectus.

Relationships

        From time to time, Barclays Capital Inc. and its affiliates have, directly or indirectly, provided investment banking or financial advisory services to us, for which they have received customary fees and commissions, and expect to provide these services to us in the future, for which they expect to receive customary fees and expense reimbursement.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from, and including, the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), an offer to the public of our securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that, with effect from, and including, the Relevant Implementation Date, an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

        a)    to legal entities which are authorized or regulated to operate in the financial markets, or, if not so authorized or regulated, whose corporate purpose is solely to invest in our securities;

        b)    to any legal entity which has two or more of: (1) an average of at least 250 employees during the last (or, in Sweden, the last two) financial year(s); (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last (or, in Sweden, the last two) annual or consolidated accounts; or

        c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

        d)    in any other circumstances falling within Article 3(2) of the Prospectus Directive provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter or agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

        As used above, the expression "offered to the public" in relation to any of our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase or subscribe for our securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as "relevant persons"). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Switzerland

        This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations ("CO") and the shares will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Notice to Prospective Investors in Australia

        This prospectus supplement is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

        The securities are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

        This prospectus supplement does not constitute an offer in Australia other than to wholesale clients. By submitting an application for our securities, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement is not a wholesale client, no offer of, or invitation to apply for, the shares shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the shares you undertake to us that, for a period of 12 months from the date of issue of the shares, you will not transfer any interest in the shares to any person in Australia other than to a wholesale client.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than (i) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong). No advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the shares will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in the Singapore

        This document has not been registered as a prospectus with the Monetary Authority of Singapore and in Singapore, the offer and sale of the shares is made pursuant to exemptions provided in sections 274 and 275 of the Securities and Futures Act, Chapter 289 of Singapore ("SFA"). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in section 275(2) of the SFA pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions (if any) set forth in the SFA. Moreover, this document is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. Prospective investors in Singapore should consider carefully whether an investment in our securities is suitable for them.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

        (a)   by a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

        (b)   for a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 of the SFA, except:

          (1)   to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to an offer that is made on terms that such shares of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

          (2)   where no consideration is given for the transfer; or

          (3)   where the transfer is by operation of law.

        In addition, investors in Singapore should note that the shares acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their shares.

LEGAL MATTERS

        The validity of the shares of common stock being offered in this offering will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain partners of Willkie Farr & Gallagher LLP own in the aggregate less than 1% of the limited partnership interests of Warburg Pincus Private Equity VIII, L.P. Certain legal matters with respect to this offering will be passed upon for the underwriter by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Polypore International, Inc. included in Polypore International, Inc.'s Annual Report (Form 10-K) for the year ended January 2, 2010 and the related financial statement schedule, and the effectiveness of Polypore International, Inc.'s internal control over financial reporting as of January 2, 2010 included in its Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information in this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement, and information filed with the SEC subsequent to this prospectus supplement and prior to the termination of the particular offering referred to in this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  its Annual Report on Form 10-K, filed on March 8, 2010;

  •
  its Quarterly Reports on Form 10-Q, filed on May 6, 2010, August 6, 2010 and November 4, 2010;

  •
  its Current Reports on form 8-K, filed on January 7, 2010, January 19, 2010, February 5, 2010, February 23, 2010, May 17, 2010, November 3, 2010, November 8, 2010, November 10, 2010, November 12, 2010, and December 2, 2010;

  •
  its Definitive Proxy Statement on Schedule 14A, filed April 13, 2010;

  •
  the section captioned "Certain Relationships" of the Registration Statement on Form S-1 filed May 15, 2008; and

  •
  future filings Polypore International, Inc. makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to termination or expiration of the offering under this prospectus supplement.

        We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Polypore International, Inc., that file electronically with the SEC.

        We maintain a website at http://www.polypore.net. You may access our periodic reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on or accessible from our website is not incorporated by reference and is not a part of this prospectus.

        You may request a copy of any or all of the documents incorporated by reference in this prospectus, at no cost, by writing or calling our offices at the following address:

11430 North Community House Road, Suite 350
Charlotte, NC 28277
(704) 587-8409
Attention: Company Secretary

PROSPECTUS

POLYPORE INTERNATIONAL, INC.

COMMON STOCK

We may offer and sell, from time to time in one or more offerings, common stock on terms to be determined at the time of offering. The selling stockholders may also offer and sell, from time to time, shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We or the selling stockholders may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling stockholders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the trading symbol "PPO." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See "Risk Factors" on page 3 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2010.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, certain of our stockholders may offer from time to time, in one or more offerings, shares of our common stock.

        This prospectus only provides you with a general description of the securities we and the selling stockholders may offer. Each time we or any selling stockholders sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

        In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms "Polypore," the "Company," "we," "us" and "our" to refer to Polypore International, Inc. and its direct and indirect subsidiaries, except where it is clear that the term refers only to the parent company.

        References to "fiscal year" in this prospectus mean the 52 or 53 week period ending on the Saturday that is closest to December 31. The fiscal year ended January 2, 2010, or "fiscal 2009," included 52 weeks.

SUMMARY

        This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

Polypore International, Inc.

        We are a leading global high technology filtration company that develops, manufactures and markets specialized microporous membranes used in separation and filtration processes. The microporous membranes we produce are highly engineered polymeric structures that contain millions of pores per square inch, enabling the management of ions, gases and particles that range in size from the cellular to the nano or molecular level.

        Our products and technologies are used in two primary segments: energy storage and separations media. The energy storage segment accounted for approximately 71% of our fiscal 2009 net sales. The separations media segment accounted for approximately 29% of our fiscal 2009 net sales. We serve a diverse set of customers globally with strategically located manufacturing facilities in North America, Europe and Asia. In fiscal 2009, we generated total net sales of $516.9 million and a net loss of $117.3 million, and, for the nine months ended October 2, 2010, we generated total net sales of $447.1 million and net income of $45.9 million.

        Our principal executive offices are located at 11430 North Community House Road, Suite 350, Charlotte, North Carolina 28277, and our telephone number at that address is (704) 587-8409. Our website address is www.polypore.net. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended January 2, 2010, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information" beginning on page 10 of this prospectus.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities by the Company for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

        We will not receive any proceeds in the event that the securities are sold by a selling stockholder.

DESCRIPTION OF CAPITAL STOCK

General

        The following summary describes the material terms of our capital stock. However, you should refer to the actual terms of the capital stock contained in our amended and restated certificate of incorporation referenced below and applicable law. A copy of our amended and restated certificate of incorporation is filed as an exhibit to the registration statement on Form S-3 of which this prospectus is a part. The following description refers to the terms of our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation provides that our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value, and 15,000,000 shares of preferred stock, $0.01 par value, that are undesignated as to series.

Common Stock

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are not entitled to cumulative votes. The holders of common stock are entitled to receive ratably dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment of all debts and other liabilities, subject to the prior rights of any holders of preferred stock then outstanding. The holders of common stock have no other preemptive, subscription, redemption, sinking fund or conversion rights. All outstanding shares of our common stock are fully paid and nonassessable. The shares of common stock to be issued upon completion of the offering will also be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be negatively impacted by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Undesignated Preferred Stock

        Under our amended and restated certificate of incorporation, our board of directors has the authority, without action by our stockholders, to designate and issue any authorized but unissued shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board determines the specific rights of the holders of preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of our common stock without further action by our stockholders. No shares of preferred stock are currently outstanding and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions of Delaware Law

        We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation's voting stock. The existence of this provision could have anti-takeover effects with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of the common stock.

        Stockholders are not entitled to cumulative voting in the election of directors. The authorization of undesignated preferred stock will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of our company.

        The foregoing provisions of our amended and restated certificate of incorporation and the Delaware General Corporation Law may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of our company.

Charter and Bylaws Anti-Takeover Provisions

        Our bylaws establish an advance notice procedure for stockholders to bring matters before special stockholder meetings, including proposed nominations of persons for election to the board of directors and bringing business matters or stockholder proposals before a special meeting. These procedures specify the information stockholders must include in their notice and the timeframe in which they must give us notice. At a special stockholder meeting, stockholders may only consider nominations or proposals specified in the notice of meeting. A special stockholder meeting for any purpose may only be called by our board of directors, our Chairman or our Chief Executive Officer and President, and will be called by our Chief Executive Officer and President at the request of the holders of a majority of our outstanding shares of capital stock.

        The bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a meeting. However, our bylaws may have the effect of precluding the conduct of that item of business at a meeting if the proper procedures are not followed. These provisions may discourage or deter a potential third party from conducting a solicitation of proxies to elect their own slate of directors or otherwise attempting to obtain control of our company.

        Our amended and restated certificate of incorporation provides for the issuance by the board of directors of up to 15,000,000 shares of preferred stock, with voting power, designations, preferences and other special rights. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock. Preferred stockholders could also make it more difficult for a third party to acquire our company. No shares of preferred stock are currently outstanding and we currently have no plans to issue any shares of preferred stock.

        Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the number of directors in each class to be as nearly equal as possible. Our classified board staggers terms of the three classes in each case by full three-year terms. With a classified board, only one-third of the members of our board of directors will be elected each year. This classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. The amended and restated certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors, but must consist of not less than three directors. This provision will prevent stockholders from circumventing the provisions of our classified board.

Limitations on Liability and Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation limits our directors' liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors are not liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which a director derives an improper personal benefit.

        If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        This provision does not limit liability under state or federal securities laws.

        Delaware law, and our amended and restated certificate of incorporation, provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses, including reasonable attorney's fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

Transfer Agent and Registrar

        Continental Stock Transfer & Trust Company is our transfer agent and registrar.

New York Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "PPO."

SELLING STOCKHOLDERS

        Information about the potential selling stockholders who offer securities under the registration statement of which this prospectus is a part, will be set forth in prospectus supplements, post-effective amendments and/or filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

        We and the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers;

  •
  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus and the manner in which the selling stockholders may sell the common stock, include, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We or the selling stockholders may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us or the selling stockholders, as applicable, to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our or the selling stockholders' short positions;

  •
  enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

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  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We or the selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we or the selling stockholders may enter into agreements with such underwriters or agents pursuant to which we or the selling stockholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We or the selling stockholders may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We or the selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We or the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We or the selling stockholders will enter into such delayed contracts only with institutional purchasers that we or the selling stockholders, as applicable, approve(s). These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We or the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Willkie Farr & Gallagher LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Willkie Farr & Gallagher LLP may also provide opinions regarding certain other matters. Certain partners of Willkie Farr & Gallagher LLP own in the aggregate less than 1% of the limited partnership interests of Warburg Pincus Private Equity VIII, L.P., one of our significant shareholders. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of Polypore International, Inc. included in Polypore International, Inc.'s Annual Report (Form 10-K) for the year ended January 2, 2010 and the related financial statement schedule, and the effectiveness of Polypore International, Inc.'s internal control over financial reporting as of January 2, 2010 included in its Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations and business. We have identified some of these forward-looking statements with words like "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. These forward-looking statements may be contained under the captions "Summary," "Risk factors," as well as in our consolidated financial statements and the notes thereto included elsewhere in this prospectus. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Many factors mentioned in our discussion in this prospectus, including the risks outlined under "Risk factors," will be important in determining future results. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties including the following, among other things:

  •
  the highly competitive nature of the markets in which we sell our products;

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  the failure to continue to develop innovative products;

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  the loss of our customers;

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  the vertical integration by our customers of the production of our products into their own manufacturing process;

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  increases in prices for raw materials or the loss of key supplier contracts;

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  our substantial indebtedness;

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  interest rate risk related to our variable rate indebtedness;

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  our inability to generate cash;

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  restrictions related to our senior secured credit facilities;

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  employee slowdowns, strikes or similar actions;

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  product liability claims exposure;

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  risks in connection with our operations outside the United States;

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  the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under environmental laws;

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  the failure to protect our intellectual property;

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  the loss of senior management;

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  the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions;

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  the failure to effectively integrate newly acquired operations;

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  the absence of expected returns from the amount of intangible assets we have recorded;

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  the adverse impact from legal proceedings on our financial condition;

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  natural disasters, epidemics, terrorist acts and other events beyond our control; and

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  economic uncertainty and the recent crisis in global credit and financial markets.

Because our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements, we cannot give any assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to update these forward-looking statements or the factors set forth in "Risk factors" to reflect new information, future events or otherwise, except as may be required under federal securities laws.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information in this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

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  its Annual Report on Form 10-K, filed on March 8, 2010;

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  its Quarterly Reports on Form 10-Q, filed on May 6, 2010, August 6, 2010 and November 4, 2010;

  •
  its Current Reports on form 8-K, filed on January 7, 2010, January 19, 2010, February 5, 2010, February 23, 2010, May 17, 2010, November 3, 2010, November 8, 2010, November 10, 2010, November 12, 2010, and December 2, 2010;

  •
  its Definitive Proxy Statement on Schedule 14A, filed April 13, 2010;

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  the section captioned "Certain Relationships" of the Registration Statement on Form S-1 filed May 15, 2008; and

  •
  future filings Polypore International, Inc. makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Statement and prior to termination or expiration of the Offers, other than current reports on Form 8-K not deemed to be "filed" for purposes of Section 18 of the Exchange Act.

        We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Polypore International, that file electronically with the SEC.

        We maintain a website at http://www.polypore.net. You may access our periodic reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on or accessible from our website is not incorporated by reference and is not a part of this prospectus.

        You may request a copy of any or all of the documents incorporated by reference in this prospectus, at no cost, by writing or calling our offices at the following address:

11430 North Community House Road, Suite 350
Charlotte, NC 28277
(704) 587-8409
Attention: Company Secretary

4,000,000 Shares

Common Stock

Prospectus Supplement
December 7, 2010

Barclays Capital